UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 4, 2006
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168
(Commission File Number)	(IRS Employer Identification No.)
World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Cost Associated with Exit or Disposal Activities
Item 9.01 Financial Statements and Exhibits
EX-99.1

Item 2.05 Cost Associated with Exit or Disposal Activities
On April 4, 2006, Kennametal Inc. entered into a definitive agreement with Suncraft International Corp. to sell its UK-based Presto brand high-speed steel assets. The sale is expected to be completed by June 30, 2006 and is a component of the Company’s previously-announced plan to accelerate its manufacturing rationalization opportunities.
The Company expects to take charges of approximately $11.1 million resulting from the disposal, the majority of which are non-cash and will be recorded in the Company’s fiscal quarter ended March 31, 2006. Proceeds from the sale were not material. The above costs include asset write-offs of $9.5 million as well as other associated exit costs totaling $1.6 million, which are expected to be short term cash outlays.
A copy of the press release issued by the Company in connection with the rationalization plan is attached hereto as exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1 Press Release dated April 7, 2006
-end-

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: April 7, 2006	By:	/s/ Frank P. Simpkins

Frank P. Simpkins Vice President of Finance and Corporate Controller